Exhibit 99.1

             Powerwave Technologies Reports Fourth Quarter Results

     SANTA ANA, Calif.--(BUSINESS WIRE)--Feb. 20, 2007--Powerwave Technologies, Inc. (NASDAQ:PWAV) today reported net sales of $169.8 million for its fourth quarter ended December 31, 2006, compared to fourth quarter fiscal 2005 revenues of $249.4 million. Powerwave also reported a fourth quarter net loss from continuing operations of $116.7 million, which includes a total of $73.1 million of acquisition, restructuring and impairment charges, intangible asset amortization as well as a $11.5 million non-cash charge to reflect the recording of a full valuation allowance on Powerwave's Swedish deferred tax assets. The total net loss for the fourth quarter of 2006 is $114.9 million, which equates to a basic loss per share of 90 cents for Powerwave's fiscal 2006 fourth quarter, compared to net income of $19.2 million, or fully diluted earnings per share of 15 cents for the prior year period. Powerwave completed the acquisition of Filtronic's Wireless Infrastructure Division business during the fourth quarter of 2006 and the results reported herein include the results of Filtronic's Wireless Infrastructure Division business from October 15, 2006. For the fourth quarter of fiscal 2006, excluding the restructuring and impairment charges, acquisition related charges and intangible asset amortization as well as the valuation allowance on the Swedish deferred tax assets, on a pro forma basis Powerwave would have reported a net loss of $28.3 million, or a basic loss per share of 22 cents.

     For the entire fiscal year 2006 ending on December 31, 2006, Powerwave reported total net sales of $716.9 million compared with $784.3 million for all of fiscal year 2005. For fiscal year 2006, Powerwave reported a total net loss of $158.9 million, or a basic loss per share of $1.37, compared to net income of $50.6 million or fully diluted earnings per share of 42 cents for fiscal 2005. The results for fiscal year 2006 include $110.7 million of acquisition, restructuring and impairment related charges and intangible asset amortization, as well as a non-cash charge of $11.5 million related to the establishment of a full valuation allowance against our Swedish deferred tax assets and a non-cash charge of $21.4 million related to the loss on the sale of the Arkivator subsidiary in September 2006. The results for the fiscal year 2005 included $19.7 million of restructuring expenses, impairment charges and intangible asset amortization and a $2.7 million loss from discontinued operations. For fiscal year 2006, excluding the restructuring and impairment charges, acquisition related charges and intangible asset amortization as well as the valuation allowance on the Swedish deferred tax assets and the loss on the sale of Arkivator, on a pro forma basis Powerwave would have reported a net loss of $19.6 million, or a basic loss per share of 17 cents.

     "Our fourth quarter results were impacted by a significant slowdown in demand due to the wireless infrastructure industry consolidation among several of the major original equipment manufacturers," stated Ronald J. Buschur, President and Chief Executive Officer of Powerwave Technologies. "In addition, during the fourth quarter we completed the acquisition of Filtronic's Wireless Infrastructure Division business, which was also significantly impacted by reductions in demand due to the industry consolidation. We continue to believe that while our industry is going through a significant consolidation period, there continues to be long-term growth opportunities within our industry."

     Summary of Significant Items impacting the Fourth Quarter

     Powerwave incurred acquisition, amortization, restructuring and impairment related charges during the fourth quarter of 2006. For the fourth quarter of 2006, we incurred an intangible asset impairment charge of approximately $5.6 million related to the decision to cease production of certain products acquired as part of the REMEC Wireless acquisition. Included in the restructuring and impairment charges is approximately $21.2 million of inventory related charges related to the restructuring and planned closures of the company's Costa Rica, Wuxi, China and Shanghai, China manufacturing locations, approximately $0.9 million related to equipment impairments at these manufacturing locations, an additional approximately $5.1 million in severance costs related to facility closures, approximately $0.9 million for additional impairment of facilities in Sweden, and approximately $3.8 million of inventory provision related to the acquired Filtronic Wireless Infrastructure Division business to conform with the Company's accounting policies.

     Also included in these charges and expenses for the fourth quarter of 2006 are the results of a preliminary allocation of the purchase consideration for our Filtronic Wireless Infrastructure Division business acquisition, which was completed during the fourth quarter of 2006. We do want to note that this allocation is preliminary and therefore is subject to change and any future changes might impact intangible asset amortization in future periods. The details of this preliminary allocation will be included in our Form 10-K for the fiscal year ended December 31, 2006, to be filed with the Securities and Exchange Commission. This preliminary allocation of the purchase consideration to tangible and intangible assets and liabilities was based upon an initial estimate of fair value determined by management with the assistance of independent valuation specialists. As part of the purchase price allocation, there is a one-time charge of $25.1 million related to the allocation of a portion of the purchase price to in-process research and development expenses. This charge is included in our operating expenses. Included in cost of goods sold is a charge of approximately $2.2 million related to the write-up of acquired Filtronic Wireless Infrastructure Division business finished goods inventory to fair value in the fourth quarter of 2006.

     For the fourth quarter of 2006, the Company also incurred a net $11.5 million non-cash charge to reflect the recording of a full valuation allowance on the Company's Swedish deferred tax assets.

     The following is a brief summary of the significant items impacting the comparability of per share amounts for the three months and fiscal year ended December 31, 2006. To calculate the per share impact of these significant items, an underlying effective tax rate of 0% was used for both periods and 128 million basic shares outstanding was used for the three month period and 116 million basic shares outstanding was used for the fiscal year period. The valuation allowance for Swedish deferred taxes is net of tax. For discontinued operations, the amounts presented are net of taxes and 116 million shares were used for the fiscal year period.


                                               Three        Fiscal
                                           Months Ended   Year Ended
Summary of Significant Items Impacting     Dec. 31, 2006 Dec. 31, 2006
 Results
                                           ------------- -------------
                                                   (unaudited)
Intangible asset amortization                    ($0.11)       ($0.26)
Acquired inventory incremental costs             ($0.02)       ($0.02)
Restructuring and impairment charges             ($0.25)       ($0.46)
In-process research and development
 expenses                                        ($0.20)       ($0.22)
Valuation allowance for Swedish taxes            ($0.09)       ($0.04)
                                           ------------- -------------
Subtotal - continuing operations                 ($0.67)       ($1.00)
                                           ------------- -------------

Income from discontinued operations               $0.00         $0.02
Loss on sale of Arkivator                         $0.01        ($0.20)
                                           ------------- -------------
Subtotal - discontinued operations                $0.01        ($0.18)
                                           ------------- -------------

Total                                            ($0.66)       ($1.18)
                                           ------------- -------------


     Fourth Quarter 2006 Revenue Summary

     For the fourth quarter of 2006, total Americas revenues were $47.0 million or approximately 28% of revenues, as compared to $104.7 million or approximately 42% of revenues for the fourth quarter of 2005. Total sales to customers based in Asia accounted for approximately 20% of revenues or $33.4 million for the fourth quarter of 2006, compared to 9% of revenues or $23.2 million for the fourth quarter of 2005. Total Europe, Africa and Middle East revenues for the fourth quarter of 2006 were $89.4 million or approximately 52% of revenues, as compared to $121.5 million or approximately 49% of revenues for the fourth quarter of 2005.

     For the fourth quarter of 2006, sales of antenna systems totaled $44.4 million or 26% of total revenues, base station subsystems sales totaled $105.4 million or 62% of revenues, coverage solutions sales totaled $19.9 million or 12% of revenues.

     For the fourth quarter of 2006, Powerwave's largest customers included Nokia, which accounted for approximately 14% of revenues and Siemens, which accounted for approximately 11% of revenues. Also for the fourth quarter of 2006, the acquired Filtronic Wireless Infrastructure Division business accounted for approximately $35.2 million of our total revenues. In terms of customer profile for the fourth quarter of 2006, our total OEM sales accounted for approximately 58% of total revenues, total direct and operator sales accounted for approximately 42% of revenues. In terms of transmission standards, for the fourth quarter of 2006, 2 and 2.5G standards accounted for approximately 83% of our total revenues and 3G standards accounted for approximately 17% of our total revenues.

     Equity Compensation Expense

     Powerwave implemented SFAS 123R, Share-Based Payment, effective for the first quarter of fiscal 2006. Accordingly, the results reported herein include approximately $1.2 million of pre-tax compensation expense for the fourth quarter of 2006, almost all of which is included in operating expenses. This had the effect of increasing the loss per share for the fourth quarter of 2006 by 1 cent.

     Balance Sheet

     At December 31, 2006, Powerwave had total cash and cash equivalents of $47.9 million, which includes restricted cash of $6.3 million. Total net inventories were $163.8 million and net accounts receivable were $210.7 million. During the fourth quarter of fiscal 2006, Powerwave completed the acquisition of Filtronic's Wireless Infrastructure Division business and paid a total of $185 million in cash and issued 17.7 million shares of newly issued Common Stock.

     Non-GAAP Financial Information

     This press release includes certain non-GAAP financial information as defined by the U.S. Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, a reconciliation of this non-GAAP financial information to our financial statements as prepared under generally accepted accounting principles in the United States (GAAP) is included in this press release. Powerwave's management believes that the presentation of this non-GAAP financial information is useful to our investors and the investment community since it excludes certain non-cash charges and expenses arising from the acquisition of Filtronic's Wireless Infrastructure Division business, including restructuring charges and the amortization of certain intangible assets resulting from the preliminary purchase accounting valuation of Filtronic. Also excluded are restructuring and impairment charges related to the consolidation of the Company's manufacturing facilities and reduction of certain products as well as the severance costs related to facility closures. Amortization of intangibles from previous acquisitions is also excluded. In addition, this presentation of non-GAAP financial information excludes the non-cash valuation allowance on the company's Swedish deferred tax assets. Management of Powerwave believes that these items should be excluded when comparing our current operating results with those of prior periods as the restructuring and impairment charges will not impact future operating results, the amortization of intangible assets is a non-cash expense and the valuation allowance on the company's Swedish deferred tax assets is also a non-cash charge.

     Company Background

     Powerwave Technologies, Inc. is a global supplier of end-to-end wireless solutions for wireless communications networks. Powerwave designs, manufactures and markets antennas, boosters, combiners, filters, repeaters, multi-carrier RF power amplifiers and tower-mounted amplifiers and advanced coverage solutions, all for use in cellular, PCS and 3G networks throughout the world. Corporate headquarters are located at 1801 E. St. Andrew Place, Santa Ana, Calif. 92705. For more information on Powerwave's advanced wireless coverage and capacity solutions, please call (888)-PWR-WAVE (797-9283) or visit our web site at www.powerwave.com. Powerwave, Powerwave Technologies and the Powerwave logo are registered trademarks of Powerwave Technologies, Inc.

     Attached to this news release are preliminary unaudited consolidated financial statements for the fourth quarter ended December 31, 2006.

     Conference Call

     Powerwave is providing a simultaneous Webcast and live dial-in number of its fourth quarter fiscal 2006 financial results conference call on Tuesday, February 20, 2007, at 2:00 PM Pacific time. To access this audio Webcast, select the Investor Relations page at www.powerwave.com and select the Powerwave Technologies Q4 earnings conference call. The call will last for approximately 1 hour. To listen to the live call, please call (617) 597-5392 and enter reservation number 29111479. A replay of the Webcast will be available beginning approximately 2 hours after completion of the initial Webcast. Additionally, an audio playback of the conference call will be available at approximately 5:00 PM Pacific time on February 20, 2007 through March 6, 2007 by calling (617) 801-6888 and entering reservation number 50145248.

     Forward-Looking Statements

     The foregoing statement regarding the outlook for increasing demand in the wireless communications infrastructure industry is a "forward-looking statement." This statement is subject to risks and uncertainties which could cause our actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: delays or cancellations of wireless network capacity expansions and buildouts for both existing 2G and 2.5G networks and 3G networks; consolidation of our customers may reduce demand for our products; wireless network operators may decide to not continuing to deploy infrastructure equipment in the quantities that we expect; we require continued success in the design of new wireless infrastructure products and such products must be manufacturable and of good quality and reliability; we are dependent upon our management and highly trained technical workforce and individuals may leave the Company which could have a negative impact on our operations and performance; our dependence on single source suppliers for certain key components used in our products exposes us to potential material shortages; our business requires continued favorable business conditions and growth in the wireless communications market. Powerwave also notes that its reported financial performance and period to period comparisons are not necessarily indicative of the results that may be expected in the future and Powerwave believes that such comparisons cannot be relied upon as indicators of future performance. Powerwave also notes that the market price of its Common Stock has exhibited high levels of volatility and therefore may not be suitable for all investors. More detailed information on these and additional factors which could affect Powerwave's operating and financial results are described in the Company's Form 10-K for the fiscal year ended January 1, 2006 and Form 10-Q for the quarter ended October 1, 2006, both of which are filed with the Securities and Exchange Commission, and other risks detailed from time to time in the Company's reports filed with the Securities and Exchange Commission. Powerwave urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. Additionally, Powerwave undertakes no obligation to publicly release the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.


                       UNAUDITED - PRELIMINARY
                     POWERWAVE TECHNOLOGIES, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except per share amounts)

                              Three Months Ended       Year Ended
                             -----------------------------------------
                                 (unaudited)          (unaudited)
                              Dec. 31,   Jan. 1,   Dec. 31,   Jan. 1,
                               2006       2006      2006       2006
                             ---------- --------- ---------- ---------
Net sales                     $169,752  $249,413   $716,886  $784,330
Cost of sales:
  Cost of goods                144,582   183,626    573,975   570,034
  Intangible asset
   amortization                 11,009     2,762     20,603     8,238
  Acquired inventory
   incremental costs (1)         2,179         -      2,414     1,405
  Restructuring and
   impairment                   29,003         -     29,003         -
                             ---------- --------- ---------- ---------
Total cost of sales            186,773   186,388    625,995   579,677
                             ---------- --------- ---------- ---------

Gross profit (loss)            (17,021)   63,025     90,891   204,653
Operating expenses:
  Sales and marketing           12,070    10,925     38,836    39,083
  Research and development      25,249    16,028     71,193    60,570
  General and administrative    18,452    12,311     58,016    40,714
  Intangible asset
   amortization                  2,854     2,477      9,592     8,368
  In-process research and
   development                  25,100         -     25,100       350
  Restructuring and
   impairment                    2,968     1,216     23,993     1,332
                             ---------- --------- ---------- ---------
Total operating expenses        86,693    42,957    226,730   150,417
                             ---------- --------- ---------- ---------

Operating income (loss)       (103,714)   20,068   (135,839)   54,236

Other income (expense)          (1,516)      467      2,908     2,301
                             ---------- --------- ---------- ---------
Income (loss) before income
 taxes                        (105,230)   20,535   (132,931)   56,537
Provision (benefit) for
 income taxes                   11,451      (266)     4,616     3,233
                             ---------- --------- ---------- ---------

Income (loss) from
 Continuing Operations        (116,681)   20,801   (137,547)   53,304
                             ---------- --------- ---------- ---------
Discontinued Operations, net
 of income taxes:
  Income (loss) from
   Discontinued Operations           -    (1,645)     2,107    (2,658)
  Loss on sale of subsidiary     1,807         -    (23,464)        -
                             ---------- --------- ---------- ---------
Total Discontinued
 Operations, net of tax          1,807    (1,645)   (21,357)   (2,658)
                             ---------- --------- ---------- ---------
Net income (loss)            $(114,874)  $19,156  $(158,904)  $50,646
                             ---------- --------- ---------- ---------
Earnings (loss) per share
 from Continuing Operations:
              - basic:           ($.91)     $.19     ($1.19)     $.52
              - diluted:(2)      ($.91)     $.16     ($1.19)     $.44
Loss per share from
 Discontinuing Operations:
              - basic:            $.01     ($.01)     ($.18)    ($.03)
              - diluted:          $.01     ($.01)     ($.18)    ($.03)
Net earnings (loss) per
 share:
              - basic:           ($.90)     $.17     ($1.37)     $.49
              - diluted:(2)      ($.90)     $.15     ($1.37)     $.42
Weighted average common
 shares used in computing
 per share amounts
              - basic:         127,542   110,801    115,918   103,396
              - diluted:       127,542   143,803    115,918   135,906

(1) This represents costs related to the write-up of acquired finished goods inventory to fair value in the fourth quarter of 2006 associated with the Filtronic Wireless Acquisition, in the second quarter of 2006 associated with the VersaFlex acquisition and in the third quarter of 2005 associated with the REMEC Wireless Acquisition.
(2) Diluted earnings per share include the add back of interest expense costs associated with the assumed conversion of the Company's outstanding convertible subordinated notes, which on a pre-tax basis equals approximately $1.8 million for the fourth quarter 2005 and approximately $7.1 million for fiscal year 2005. The fourth quarter 2006 loss per share and the fiscal year 2006 loss per share do not include an add back as the effect would be anti-dilutive.


                     POWERWAVE TECHNOLOGIES, INC.
                       PERCENTAGE OF NET SALES

                                 Three Months Ended     Year Ended
                                 -------------------------------------
                                    (unaudited)        (unaudited)
                                  Dec. 31,  Jan. 1,  Dec. 31,  Jan. 1,
Statement of Operations Data:      2006      2006     2006      2006
-------------------------------- ---------- ------- ---------- -------
Net sales                            100.0%  100.0%     100.0%  100.0%
Cost of sales:
  Cost of goods                       85.2    73.6       80.1    72.7
  Intangible asset amortization        6.5     1.1        2.9     1.1
  Acquired inventory incremental
   costs                               1.3       -        0.3     0.2
  Restructuring and impairment        17.1       -        4.0       -
                                 ---------- ------- ---------- -------
Total cost of sales                  110.0    74.7       87.3    73.9
                                 ---------- ------- ---------- -------

Gross profit (loss)                  (10.0)   25.3       12.7    26.1
Operating expenses:
  Sales and marketing                  7.1     4.4        5.4     5.0
  Research and development            14.9     6.4        9.9     7.7
  General and administrative          10.9     4.9        8.1     5.2
  Intangible asset amortization        1.7     1.0        1.4     1.1
  In-process research and
   development                        14.8       -        3.5     0.0
  Restructuring and impairment         1.7     0.5        3.3     0.2
                                 ---------- ------- ---------- -------
Total operating expenses              51.1    17.2       31.6    19.2
                                 ---------- ------- ---------- -------

Operating income (loss)              (61.1)    8.0      (18.9)    6.9

Other income (expense)                (0.9)    0.2        0.4     0.3
                                 ---------- ------- ---------- -------

Income (loss) before income
 taxes                               (62.0)    8.2      (18.5)    7.2
Provision (benefit) for income
 taxes                                 6.7    (0.1)       0.7     0.4
                                 ---------- ------- ---------- -------

Income (loss) from Continuing
 Operations                          (68.7)    8.3      (19.2)    6.8
                                 ---------- ------- ---------- -------
Discontinued Operations, net of
 income taxes:
  Income (loss) from
   discontinued operations               -    (0.7)       0.3    (0.3)
  Loss on sale of subsidiary           1.0       -       (3.3)      -
                                 ---------- ------- ---------- -------
Total Discontinued Operations,
 net of tax                            1.0    (0.7)      (3.0)   (0.3)
                                 ---------- ------- ---------- -------
Net income (loss)                   (67.7%)    7.7%    (22.2%)    6.5%
                                 ========== ======= ========== =======


                     POWERWAVE TECHNOLOGIES, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
                 RECONCILIATION OF PRO FORMA RESULTS
               (in thousands, except per share amounts)


                                            Three Months Ended
                                     ---------------------------------
                                                (unaudited)
                                                             Pro Forma
                                      Dec. 31,               Dec. 31,
                                       2006     Adustments     2006
                                     ---------- ----------------------
Net sales                             $169,752               $169,752
Cost of sales:
  Cost of goods                        144,582                144,582
  Intangible asset amortization         11,009    (11,009)(1)       -
  Acquired inventory incremental
   costs                                 2,179     (2,179)(2)       -
  Restructuring and impairment          29,003    (29,003)(3)       -
                                     ---------- ----------   ---------
Total cost of sales                    186,773    (42,191)    144,582
                                     ---------- ----------   ---------
Gross profit (loss)                    (17,021)    42,191      25,170
Operating expenses:
  Sales and marketing                   12,070                 12,070
  Research and development              25,249                 25,249
  General and administrative            18,452                 18,452
  Intangible asset amortization          2,854     (2,854)(4)       -
  In-process research and
   development                          25,100    (25,100)(5)       -
  Restructuring and impairment           2,968     (2,968)(6)       -
                                     ---------- ----------   ---------
Total operating expenses                86,693    (30,922)     55,771
                                     ---------- ----------   ---------
Operating income (loss)               (103,714)    73,113     (30,601)

Other income (expense)                  (1,516)                (1,516)
                                     ----------              ---------

Income (loss) before income taxes     (105,230)    73,113     (32,117)
Provision (benefit) for income taxes    11,451    (15,305)(7)  (3,854)
                                     ---------- ----------   ---------
Income (loss) from Continuing
 Operations                           (116,681)    88,418     (28,263)
                                     ---------- ----------   ---------
Discontinued Operations, net of
 income taxes:
  Income from discontinued
   operations                                -                      -
  Loss on sale of subsidiary             1,807     (1,807)          -
                                     ---------- ----------   ---------
Total Discontinued Operations, net
 of tax                                  1,807     (1,807)          -
                                     ---------- ----------   ---------
Net (loss)                           $(114,874)    86,611    $(28,263)
                                     ---------- ----------   ---------
Loss per share from Continuing
 Operations:
          - basic:                       ($.91)                 ($.22)
          - diluted:(10)                 ($.91)                 ($.22)
Loss per share from Discontinuing
 Operations:
          - basic:                        $.01                      -
          - diluted:                      $.01                      -
Net loss per share:
          - basic:                       ($.90)                 ($.22)
          - diluted:(10)                 ($.90)                 ($.22)
Weighted average common shares used
 in computing per share amounts
          - basic                      127,542                127,542
          - diluted                    127,542                127,542



                                                Year Ended
                                     ---------------------------------
                                                (unaudited)
                                                             Pro Forma
                                      Dec. 31,               Dec. 31,
                                       2006     Adustments     2006
                                     ---------- ----------------------
Net sales                             $716,886               $716,886
Cost of sales:
  Cost of goods                        573,975                573,975
  Intangible asset amortization         20,603    (20,603)(1)       -
  Acquired inventory incremental
   costs                                 2,414     (2,414)(2)       -
  Restructuring and impairment          29,003    (29,003)(3)       -
                                     ---------- ----------   ---------
Total cost of sales                    625,995    (52,020)    573,975
                                     ---------- ----------   ---------
Gross profit (loss)                     90,891     52,020     142,911
Operating expenses:
  Sales and marketing                   38,836                 38,836
  Research and development              71,193                 71,193
  General and administrative            58,016                 58,016
  Intangible asset amortization          9,592     (9,592)(4)       -
  In-process research and
   development                          25,100    (25,100)(5)       -
  Restructuring and impairment          23,993    (23,993)(6)       -
                                     ---------- ----------   ---------
Total operating expenses               226,730    (58,685)    168,045
                                     ---------- ----------   ---------
Operating income (loss)               (135,839)   110,705     (25,134)

Other income (expense)                   2,908                  2,908
                                     ----------              ---------

Income (loss) before income taxes     (132,931)   110,705     (22,226)
Provision (benefit) for income taxes     4,616     (7,283)(7)  (2,667)
                                     ---------- ----------   ---------
Income (loss) from Continuing
 Operations                           (137,547)   117,988     (19,559)
                                     ---------- ----------   ---------
Discontinued Operations, net of
 income taxes:
  Income from discontinued
   operations                            2,107     (2,107)(8)       -
  Loss on sale of subsidiary           (23,464)    23,464 (9)       -
                                     ---------- ----------   ---------
Total Discontinued Operations, net
 of tax                                (21,357)    21,357           -
                                     ---------- ----------   ---------
Net (loss)                           $(158,904)   139,345    $(19,559)
                                     ---------- ----------   ---------
Loss per share from Continuing
 Operations:
          - basic:                      ($1.19)                 ($.17)
          - diluted:(10)                ($1.19)                 ($.17)
Loss per share from Discontinuing
 Operations:
          - basic:                       ($.18)                     -
          - diluted:                     ($.18)                     -
Net loss per share:
          - basic:                      ($1.37)                 ($.17)
          - diluted:(10)                ($1.37)                 ($.17)
Weighted average common shares used
 in computing per share amounts
          - basic                      115,918                115,918
          - diluted                    115,918                115,918


(1) This represents costs related to the amortization of acquired technology, and includes the impairment of $5.6 million of previously acquired intangibles in the fourth quarter of 2006.
(2) This represents costs related to the write-up of acquired finished goods inventory to fair value in the fourth quarter of 2006 associated with the Filtronic Wireless Acquisition and in the second quarter of 2006 associated with the VersaFlex acquisition.
(3) This represents restructuring and impairment charges related to the consolidation of the Company's Chinese manufacturing facilities, the closure of the Costa Rica manufacturing location, closure of Swedish manufacturing operations, and the Filtronic Wireless Acquisition.
(4) This represents costs related to the amortization of other identified intangible assets.
(5) This represents the charge for the acquired in-process research and development associated with the Filtronic Wireless Acquisition.
(6) This represents restructuring charges related to the consolidation of the Swedish and China operations in the fourth quarter of 2006. For the fiscal year, this includes impairment charges related to certain facilities in Sweden and impairment in the value of the Company's European Headquarters facility in Sweden and restructuring charges related to the REMEC Wireless Acquisition.
(7) This represents the change in the provision for income taxes related to the preceding pro forma adjustments to arrive at an assumed effective benefit tax rate of 12% for both the fourth quarter and fiscal year 2006.
(8) This represents the net income from the discontinued operations (Arkivator) for fiscal year 2006.
(9) This represents the loss on the sale of Arkivator.
(10) Diluted loss per share do not include an add back of interest expense costs as the effect would be anti-dilutive.


                       UNAUDITED - PRELIMINARY
                     POWERWAVE TECHNOLOGIES, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)
                                     December 31, 2006 January 1, 2006
                                     ----------------- ---------------
ASSETS:                               (unaudited)(1)    (restated)(2)
------------------------------------
Cash and cash equivalents                     $41,584        $232,477
Restricted cash                                 6,292           5,002
Accounts Receivable, net                      210,713         227,495
Inventories, net                              163,752          94,694
Property, plant and equipment, net            138,672         148,092
Assets of discontinued operations                   -          57,685
Other assets                                  655,284         364,805
                                     ----------------- ---------------
Total assets                               $1,216,297      $1,130,250
                                     ================= ===============

LIABILITIES AND SHAREHOLDERS'
 EQUITY:
------------------------------------
Accounts payable                             $115,298        $102,253
Long-term debt                                330,000         330,000
Liabilities of discontinued
 operations                                         -          12,965
Accrued expenses and other
 liabilities                                  119,401         103,771
Total shareholders' equity                    651,598         581,261
                                     ----------------- ---------------
Total liabilities and shareholders'
 equity                                    $1,216,297      $1,130,250
                                     ================= ===============

(1) December 31, 2006 balances are preliminary and subject to reclassification adjustments.
(2) January 1, 2006 balances were restated to reflect the sale of Arkivator.


     CONTACT: Powerwave Technologies, Inc.
              Kevin Michaels, 714-466-1608